Exhibit 99.1

Amedisys Announces Agreement to Acquire Contessa Health, Creating a Comprehensive Home Healthcare Delivery Platform

– Strategic acquisition will add tech-enabled, higher-acuity hospital at home and skilled-nursing facility at home services, advanced claims analytics platform, network management and additional risk-taking capabilities to Amedisys’ range of home-based services –

BATON ROUGE, La. and NASHVILLE, Tenn. (June 30, 2021) – Amedisys, Inc. (NASDAQ: AMED), a leading home health, hospice and personal care company, today announced that it has signed a definitive agreement to acquire Contessa Health, a leader in hospital-at-home and skilled nursing facility (SNF) at-home services. In addition, Amedisys plans to invest meaningfully in the future growth of Contessa’s business and proprietary informatics platform, CareConvergence™. Upon closing of the deal, Nashville, Tenn.-based Contessa will operate as a wholly owned division of Amedisys.

Founded in 2015, Contessa partners with health systems and health plans across the country to offer complex patients acute and post-acute care in the comfort of their homes. Contessa’s unique, risk-based model and claims analytics capabilities bring the essential elements of inpatient hospital and SNF care to patients’ homes and have repeatedly proven to improve patient outcomes and experience while reducing costs and hospital readmissions. Today, Contessa has a number of prominent health system joint ventures and payor partnerships such as Mount Sinai Health System, Marshfield Clinic Health System, Ascension Saint Thomas, CommonSpirit Health, and Highmark Health and has a robust pipeline for potential expansion with more than a hundred hospitals across an additional 28 states.

“Today’s announcement is a strategic and promised milestone for Amedisys’ strategic growth and differentiation, as we expand our capabilities to reflect growing market demands and evolving patient preference for higher-acuity in-home settings,” stated Amedisys Chairman and Chief Executive Officer Paul Kusserow. “While Amedisys continues to be a national leader in quality home health and hospice services, we have always worked to innovate and provide even more types of care in the home, as patients increasingly seek to ‘age in place’ in environments that are familiar and safe. Bringing the Contessa team into our family significantly advances this strategy.”

Contessa Founder and CEO Travis Messina, along with his experienced management team, will continue to lead Contessa, which will maintain its brand and operate and be reported on as a separate and unique business within Amedisys.

“We launched Contessa with the ambitious vision of creating innovative models that would allow as many patients as possible to receive higher-acuity care in their preferred setting – the home,” said Messina. “In the years since, we have made great strides toward that goal and are proud to partner with some of the nation’s top health systems and payors to treat more patients in their homes. To continue building on the momentum we’ve created and to take advantage of all the growth opportunities which currently exist, we wanted a partner with a national footprint, a reputation for outstanding clinical quality, and the scale and infrastructure available to accelerate our trajectory. Amedisys has all of that and more. They understand the pressures and challenges of today’s healthcare industry and are a strong partner to hospitals and physicians. Amedisys brings a proven reputation for innovation, an industry-leading clinical workforce, and a culture and leadership team that highly align with Contessa’s. We’re incredibly excited about what this will mean not only for our future and existing partnerships, but also for our caregivers, staff, and patients across the country.”

Strategic benefits of the transaction include:

•	Adds higher acuity, home-based care to Amedisys’ current service offering, allowing Amedisys to create a premier home-based health system.

•	Significantly expands Amedisys’ Total Addressable Market (TAM) for in-home care services from $44B to $73B.

•	Provides an innovations platform that Amedisys will continue to invest in to accelerate growth of current services and to expand into additional in-home care services.

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Creates a truly differentiated tech-enabled, home-based care platform adding capabilities, services, analytics, and management needed to become a risk-bearing, home-based care delivery organization, expanding well beyond traditional Home Health and Hospice.

•	Positions Amedisys as the first national Home Health provider to move into the Hospital at Home and SNF at Home space in a meaningful way with the ability to scale across a large geographic footprint.

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Accelerates admissions growth opportunities for Amedisys Home Health and Hospice to seek care coordination and preferred provider agreements with current and future Hospital at Home and SNF at Home hospital partners.

•	Leverages Amedisys’ nationwide Home Health footprint, industry leading quality Home Health clinicians, and Home Health Business Development staff to accelerate Contessa’s revenue growth opportunity.

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Enhances the ability of Amedisys to provide quality care and outcomes across a continuum of care and lower costs through value-based care arrangements for commercial, Medicare, Medicare Advantage and managed Medicaid payors.

•	Creates an attractive platform to recruit and retain highly trained and skilled clinicians interested in providing higher acuity care in the home.

•	Adds access to proprietary informatics platform, CareConvergence™, that manages the logistics for high-acuity care in the home and the risk-bearing contracts that Contessa holds with payors.

Transaction Details and Advisors

The transaction is expected to close later this summer and is subject to customary closing conditions, including receipt of regulatory approvals. Lazard is serving as financial advisor to Contessa, and Bass Berry & Sims is serving as legal counsel. Butler Snow is serving as legal counsel to Amedisys.

Investor Conference Call

Amedisys will host an investor conference call to discuss the strategic rationale of this transaction on June 30, 2021 at 7:00 p.m. ET. To participate on the conference call, please call a few minutes before 7:00 p.m. ET to either (877) 524-8416 (toll-free) or (412) 902-1028 (toll). A replay of the call will be available through July 30, 2021 by dialing (877) 660-6853 (toll-free) or (201) 612-7415 (toll) and entering access ID 13720992.

A live webcast of the call will be accessible through the Company website on the Investor Relations section at http://investors.amedisys.com.

About Amedisys:

Amedisys, Inc. is a leading healthcare at home company delivering personalized home health, hospice, and personal care. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based personal care; recovery and rehabilitation after an operation or injury; care focused on empowering them to manage a chronic disease; or hospice care at the end of life. More than 2,900 hospitals and 78,000 physicians nationwide have chosen Amedisys as a partner in post-acute care. Founded in 1982, headquartered in Baton Rouge, La. with an executive office in Nashville, Tenn., Amedisys is a publicly held company. With approximately 21,000 employees in 514 care centers in 39 states and the District of Columbia, Amedisys is dedicated to delivering the highest quality of care to the doorsteps of more than 418,000 patients and clients in need every year. For more information about Amedisys, please visit: www.amedisys.com.

About Contessa:

Based in Nashville Tenn., Contessa is the leader and pioneer of Home Recovery Care, a risk-based model that combines all the essential elements of inpatient hospital care and SNF at Home in the comfort of patients’ homes. Founded in 2015, Contessa utilizes CareConvergence™ – a proprietary technology platform – to coordinate and power the seamless delivery of Home Care that is safe, affordable and improves patient outcomes. Contessa’s turnkey solution provides upfront savings to health plans, enables health systems to reinvent their care delivery model and helps physicians deliver a better experience for their patients. For more information about Contessa, please visit: www.contessahealth.com.

Forward-Looking Statements:

This communication contains certain information, including statements as to the expected timing, completion and effects of the proposed transaction involving Amedisys and Contessa, which may constitute forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Such forward looking statements include, among others, statements about the benefits of the proposed transaction, including future financial and operating results, plans, objectives, expectations for Amedisys and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of management and are subject to significant risks and uncertainties outside of its control. These risks and uncertainties include, among others: the possibility that the anticipated benefits from the proposed transaction will not be realized, or will not be realized within the expected time periods; the occurrence of any event, change or other circumstances that could give rise to termination of the proposed transaction agreement or cause the proposed transaction not to close within the anticipated timeline or at all; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; risks associated with the retention of key employees; and the inability to obtain necessary regulatory approvals of the proposed transaction or the receipt of such approvals being subject to conditions that are not anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, neither Amedisys nor Contessa undertakes any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

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